ACCOUNTANTS' CONSENT



The Board of Directors
Buckhead America Corporation:


We consent to the use of our report incorporated herein by reference.


                                               /s/ KPMG LLP
                                               KPMG LLP




Atlanta, Georgia
June 11, 1999